                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made this 8th day of July, 2002 between Bestway, Inc., a Delaware corporation (the "COMPANY"), and David A. Kraemer, a resident of the State of Texas (the "EMPLOYEE").

         WHEREAS, the parties hereto wish to enter into an employment agreement to set forth certain terms and conditions of employment between the Employee and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1. TERM

The Company will employ the Employee as President and Chief Executive Officer of the Company commencing on the 8th day of July, 2002 (the "EFFECTIVE DATE") for a period ending on the 31st day of December, 2007 (such term being the "INITIAL TERM" and such date on which the Initial Term ends being the "INITIAL TERM EXPIRATION DATE"), subject to earlier termination in accordance with the provisions of Sections 5 and 6 hereof. The period of time between the Effective Date and the termination of the Employee's employment hereunder shall be referred to herein as the "EMPLOYMENT PERIOD."

2. REPRESENTATIONS AND WARRANTY

The Employee represents and warrants that the Employee is entering into this Agreement voluntarily and that the Employee's employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which the Employee is a party or by which the Employee may be bound, or any legal duty owed by the Employee to another Person (as defined herein). The Employee further agrees that during the Employment Period he shall not disclose to the Board of Directors of the Company (the "BOARD") or to any employee of the Company any Confidential Information (as defined herein) of any organization that employed the Employee prior to the Employment Period.

3. DUTIES AND EXTENT OF SERVICES

The Employee shall exercise such authority, perform such duties and functions and discharge such responsibilities as President and Chief Executive Officer of the Company commensurate with the authority vested in the Employee by the Board. The Bylaws of the Company shall be amended to the extent same are inconsistent with this Agreement. During the Employment Period, the Employee shall devote full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Employee may (i) make and manage personal business investments and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining the approval of the Board, provided such activities and service do not materially interfere or conflict with the performance of the Employee's duties hereunder, and (ii) with the approval of the

Board, serve on the board of directors of other entities. In connection with this Agreement, the Company shall increase the number of directors on the Board by one prior to next annual meeting of the Company's stockholders. The Company further agrees, with respect to such annual meeting (or with respect to a consent in lieu of such meeting), (a) to propose the Employee as a nominee for election to the Board at such meeting, (b) to include the name of the Employee on the Company's proxy card for such meeting, (c) to recommend the election of the Employee as a director to its stockholders, (d) to solicit proxies on behalf of the Employee to the same extent proxies are solicited on behalf of any other nominee for election to the Board and (v) to cause the attorneys-in-fact named in the applicable proxy cards to vote the shares with respect to which proxies are given for the election of the Employee to the Board unless such proxy card gives contrary instructions. Furthermore, the Company agrees to cause its controlling stockholder as of the date of this Agreement to execute a letter for the benefit of the Employee pursuant to which such stockholder shall agree to vote all of its shares for the election of the Employee to the Board of Directors during the Employment Period; provided, however, that if such controlling stockholder ceases to be a controlling stockholder at any time during the Employment Period, the Company shall use commercially reasonable efforts to cause its stockholder's to vote in favor of the Employee in connection with any election of directors.

4. COMPENSATION AND BENEFITS

         (a) Salary. During the Employment Period, the Company shall pay to the Employee, as compensation for the performance of the Employee's duties and obligations under this Agreement, a base salary of $300,000 per year (the "BASE SALARY"). Such Base Salary will be payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company.

         (b) Incentive Loan. In connection with the execution and delivery of this Agreement by the Employee, the Company shall loan the sum of $1,000,000 to the Employee pursuant to that certain promissory note (the "NOTE"), a copy of which is attached hereto as Exhibit A.

         (c) Calendar Bonus. Commencing on January 1, 2003 and ending on December 31, 2007, the Employee shall be eligible to receive a bonus (a "CALENDAR BONUS") for each full calendar year of the Company during the Employment Period (a "FULL CALENDAR YEAR"). Each Calendar Bonus will be paid to the Employee on or before the seventh (7th) business day following the receipt of the audited financial statements for such year by the Company, but in no event later than April 7th. The Calendar Bonus for each Full Calendar Year will be equal to the product of ten percent (10%) multiplied by the Profits (as defined below) of the Company for the relevant Full Calendar Year. For purposes of this Agreement, the "PROFITS" of the Company shall be the earnings of the Company before deductions for taxes for the relevant year as determined in accordance with audited financial statements prepared in accordance with generally acceptable accounting principles.

         (d) Benefits. During the Employment Period, the Employee shall be eligible to receive pension, holiday and sick pay benefits, excluding payment for unused sick days, and other benefits, which the Company extends, as a matter of policy, to employees of like position. Notwithstanding anything else in this
Section 4(d), this Section 4(d) shall not create any obligation on the part of the Company to provide vacation benefits or insurance benefits to the Employee. Vacation benefits shall be provided for only to the extent provided for by
Section 4(e) hereof and insurance benefits shall be provided only to the extent provided for by Section 4(g) hereof.

         (e) Vacation. The Employee shall be entitled to vacation time in accordance with the Company's policies to senior management.

         (f) Travel Expenses. During the Employment Period, the Company shall promptly reimburse the Employee for all documented reasonable travel expenses incurred by the Employee in the performance of the Employee's duties under this Agreement, in accordance with the Company's written policies. The Employee will be provided with use of a company car during the Employment Period, including reimbursement for any expenses reasonably incurred by the Employee to repair such company car, subject to reasonable terms and conditions as may be required by, or a result of, insurance considerations.

         (g) Insurance Benefits. Upon the Effective Date, the Employee and his dependents will be immediately eligible for participation in any group medical and dental insurance benefits plans of the Company, subject to the terms of such plans and applicable law. In addition, the Employee shall be entitled to long-term disability and life insurance coverage pursuant to the terms of the Company's current plan, subject to the terms of such plans and applicable law.

         (h) Stock Options. In further consideration of this Agreement, on the date hereof, the Company will grant to the Employee, at Fair Market Value (as defined in the Plan (as defined below)), unvested incentive stock options to purchase 100,000 shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK"), to be subject to, and to vest in accordance with, the terms of
(i) a separate Incentive Stock Option Agreement to be entered into by and between the Company and the Employee, substantially in the form attached hereto as Exhibit B, and (ii) the Incentive Stock Option Plan of the Company, as amended from time to time in accordance with its terms, attached hereto as Exhibit C (the "PLAN"). On January 1, 2003, the Company further agrees to grant to the Employee, at Fair Market Value, unvested incentive stock options to purchase 70,005 shares of Common Stock (the "SECONDARY OPTIONS"), to be subject to, and vest in accordance with, the Plan and a separate Incentive Stock Option Agreement, substantially in the form attached hereto as Exhibit D, to be entered into on such date. The Company shall reserve a sufficient number of options under the Plan to consummate the grant of such Secondary Options on such date.

5. TERMINATION OF EMPLOYMENT

This Agreement and the Employee's employment with the Company may be terminated in any of the following ways:

         (a) Termination Upon Death or Disability. The Employment Period shall be terminated by the death of the Employee. In the event of a Disability (as hereinafter defined) of the Employee during the Employment Period, the Company shall have the right to terminate the Employment Period upon giving thirty (30) days' advance written notice to that effect to the Employee. For purposes of this Agreement, the term "DISABILITY" means any disability as defined under the Company's applicable disability insurance policy or, if no such policy is available, any physical or mental disability or incapacity that renders the Employee incapable of performing the essential functions required of the Employee in accordance with the obligations under Section 3 hereof for a period of three (3) consecutive months or for shorter periods aggregating to four (4) months during any twelve (12) months of the Employment Period.

         (b) Termination for Cause. The Company may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Employee's employment hereunder if the Board shall have determined that the Employee has committed any of the following:

                  (i) any act or omission which shall represent a breach of any of the material terms of this Agreement, and such breach is not cured within ten (10) days after prior written notice from the Company to the Employee providing in reasonable detail the nature of such breach;

                  (ii) gross negligence or wanton and reckless acts or omissions in the performance of the Employee's duties, in any such case which are to the material detriment of the Company;

                  (iii) bad faith in the performance of the Employee's duties, consisting of willful acts or omissions, to the material detriment of the Company; or

                  (iv) any conviction or pleading of guilty to a crime that constitutes a felony or a crime of moral turpitude under the laws of the United States or any political subdivision thereof.

         (c) Termination for Good Reason. The Employee, upon thirty (30) days' prior written notice given to the Company, shall have the right at any time to terminate the Employee's employment with the Company for any Good Reason (as defined below). For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 5(d) hereof, the Employee shall have "GOOD REASON" to terminate employment hereunder if such termination shall be the result of:

                  (i) a failure of the Company to pay the Base Salary or Calendar Bonus;

                  (ii) a material breach by the Company of any material terms of this Agreement;

                  (iii) the relocation of the principal offices of the Company to a new location more than sixty (60) miles away from its current location; or

                  (iv) a material diminution in the duties and responsibilities of the Employee or a change in the direct report of the Employee to the Board.

         (d) Notice and Opportunity to Cure. Notwithstanding the foregoing, it shall be a condition precedent to the Employee's right to terminate employment for Good Reason that (i) the Employee shall first have given the Company written notice stating with specificity the reason for the termination ("BREACH"), and
(ii) a period of thirty (30) days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such thirty (30) day period.

6. CONSEQUENCES OF TERMINATION

         (a) Termination without Cause or for Good Reason. In the event of termination of the Employee's employment hereunder by the Company without Cause (other than upon death or Disability) or by the Employee for Good Reason, each of the following shall occur:

                  (i) the Company shall forgive the outstanding amounts due under the Note as they become due, as more fully described in the Note.

                  (ii) during the period, if any (but in no event for more than ten (10) months after the date of the Employee's termination of employment), that the Employee elects to continue coverage for himself and any of his eligible dependents under any applicable group health plans of the Company pursuant to the continuation of coverage provisions contained in Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, the Employee's premiums for such coverage shall be no greater than that charged by the Company generally to its active executive employees for coverage under such plans.

                  (iii) the unvested stock options shall become fully vested.

         (b) Termination with Cause or not for Good Reason. In the event of termination of the Employee's employment hereunder by the Company with Cause or by the Employee not for Good Reason, the Employee shall pay to the Company certain outstanding amounts under the Note, as more fully described in the Note.

         (c) Other Terminations. In the event of termination of the Employee's employment hereunder for any reason other than those specified in Section 6(a) and (b) hereof, including in the event of a termination of this Agreement by the Company for death or Disability, the Employee shall not be entitled to any separation pay, termination payments or continued benefits coverage hereunder, except as may otherwise be provided under any applicable benefit plans or award agreements relating to the Employee, and the Company shall forgive the outstanding amounts due under the Note as they become due, as more fully described in the Note.

         (d) Accrued Rights. Notwithstanding the foregoing provisions of this
Section 6, in the event of termination of the Employee's employment hereunder for any reason, the Employee shall be entitled to payment of any unpaid portion of the Base Salary through the effective date of termination.

         (e) Condition to Termination Benefits. As a condition to receiving the items set forth in this Section 6, at the time of termination, the Employee shall be required to execute a release in favor of the Company waiving any and all claims, whether know or unknown, that the Employee may have against the Company.

7. CONFIDENTIALITY

         (a) The Company will give the Employee access to the Confidential Information (as defined herein) of the Company. "CONFIDENTIAL INFORMATION" includes, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, marketing, distribution and sales methods, business strategies, market assessments, sales and profit figures, customer and client lists and relationships between the Company and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them, and expressly excludes the substantial amount of information and knowledge pertaining to any of the above-mentioned topics that was known or possessed by the Employee prior to the Employment Period. The Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and covenants that, both during and after the Employment Period, the Employee will not disclose any Confidential Information to any person, company, corporation, partnership, limited liability company, business, group, venturer or other entity (each, a "PERSON") (except as the Employee's duties as an employee of the Company may require) or use any Confidential Information outside of the performance of his duties under this Agreement without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 7 shall not apply to Confidential Information that otherwise becomes generally known to the public through no act of the Employee in breach of this Agreement or any other party in violation of an existing confidentiality agreement with the Company or which is required to be disclosed by order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Employee shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

         (b) All records, designs, business plans, financial statements, customer lists, manuals, memoranda, lists, research and development plans, Intellectual Property (as defined herein) and other property delivered to or compiled by the Employee by or on behalf of the Company or its vendors or customers during the Employment Period that pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, research and development, Intellectual Property or future plans of the Company that is collected by the Employee during the Employment Period, other than Employee's personal calendars, notes and diaries or journals, shall be delivered promptly to the Company upon written request by it upon termination of the Employee's employment. For purposes of this Section 7(b), "INTELLECTUAL PROPERTY" shall mean patents, copyrights, trademarks, trade dress, trade secrets, other such rights, and any applications thereof.

8. UNFAIR COMPETITION

          (a) Business Relationships and Goodwill. The Employee acknowledges and agrees that as an employee and representative of the Company, the Employee will be responsible for building and maintaining business relationships and goodwill with current and future customers, clients, and prospects on a personal level. The Employee acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company, the Employee, and these persons or entities. The Employee also acknowledges that this creates a high risk and opportunity for the Employee to misappropriate these relationships and the goodwill existing between the Company and such persons. The Employee acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

         (b) Consideration. The Employee acknowledges and agrees that in exchange for his agreement in Section 8(c) below, he will receive substantial, valuable consideration from the Company including, but not limited to, (a) access to Confidential Information, (b) compensation and other benefits, and (c) access to the Company's customers, clients, and prospects.

         (c) Scope of Non-Competition Obligation. The Employee acknowledges and agrees that for a period of twenty-four (24) months following termination of the Employment Period by the Employee without Good Reason, the Employee will not provide the same or similar services the Employee provides to the Company in the Same or Similar Business (as defined below), including working for any Person as an agent, consultant, employee, partner, or independent contractor that has the Same or Similar Business located in the Company's Market Area (defined below). The Company hereby confirms, acknowledges and agrees that this Section 8(c) shall not apply if the Employment Period terminates on the Initial Term Expiration Date as contemplated herein.

         (d) Definitions. For purposes of this Section 8, the following definitions apply:

                  (1) The term "SAME OR SIMILAR BUSINESS" shall be defined as any company that engages in a rental-purchase business pertaining to consumer goods.

                  (2) The term "MARKET AREA" shall be defined as the areas located within a 150-mile radius of any of the stores currently operated by the Company on the Effective Date and any stores opened by the Company prior to the termination of the Employee's employment with the Company.

         (e) Nonsolicitation of Customers. The Employee further agrees that he shall not at any time during the Employment Period divert away or attempt to divert away any business from the Company to another Person. Additionally, he shall not, for a period of twenty-four (24) months following the termination by the Employee of the Employee's employment with the Company without Good Reason, contact, solicit, attempt to solicit, divert away, or attempt to divert away business, either directly or indirectly, from any Company Customer (as defined herein). "COMPANY CUSTOMER" is defined as any Person that is or was a customer of the Company during the Employee's employment and that the Employee contacted, solicited, serviced, or sold products or services to as an employee of the Company.

         (f) Nonsolicitation of Employees. The Employee agrees that during the Employment Period and for a period of twenty-four (24) months after termination of the Employment Period, the Employee shall not, on his own behalf or on behalf of any other person or entity, hire, solicit, seek to hire, or offer employment to any person who was employed by the Company on the date of the Employee's termination, or who is a current employee of the Company. The Employee further agrees that he will not in any other manner attempt, directly or indirectly, to influence, induce, or encourage any person who was employed by the Company on the date of the Employee's termination or who is a current employee of the Company to leave the employment of the Company during the twenty-four (24) month period following the Employment Period.

         (g) Reasonableness. It is agreed by the parties that the foregoing covenants in this Section 8 (i) impose a reasonable restraint on the Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company, and (ii) are necessary to protect the Confidential Information and Intellectual Property of the Company. The Employee acknowledges that the covenants in this Section 8 shall not prevent the Employee from earning a livelihood upon the termination of employment hereunder, but merely prevent unfair competition with the Company for a limited period of time. Notwithstanding the foregoing, it is the intent of the Company and the Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and its subsidiaries throughout the term of this covenant.

         (h) Severability. The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and this Agreement shall thereby be reformed.

         (i) Enforcement by the Company not Limited. All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

         (j) Ownership Interests. Notwithstanding anything else in this Section 8, nothing in this Section 8 shall be construed to preclude the Employee from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or its subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange; provided, however, that any such investment does not exceed five percent (5%) of the outstanding voting securities of such enterprise; provided, further, that such permitted activity shall not relieve the Employee from any other provisions of this Agreement.

10. BREACH OF RESTRICTIVE COVENANTS

The Employee understands and agrees that, in the event the Employee breaches Sections 7 or 8 of this Agreement, the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, the Employee acknowledges and agrees that the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such violation. The Employee acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, threatened or actual, the Employee agrees that the bond need not be more than a nominal sum. The Company shall be entitled to recover its attorneys' fees and costs from the Employee should the Employee breach Sections 7 or 8 of this Agreement.

11. NOTICES

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to the Company, to:

                           Bestway, Inc.
                           7800 Stemmons Freeway, Suite 320
                           Dallas, Texas 75247
                           Attn:  Legal Department

                           with a mandatory copy to:

                           Aaron A. Scow, Esq.
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201

                  (b)      If to the Employee, to:

                           David A. Kraemer
                           1909 Pecan Ridge
                           Rowlett, Texas 75088

                           with a mandatory copy to:

                           Larry L. Shosid, Esq.
                           Bell Nunnally & Martin LLP
                           1400 One McKinney Plaza
                           3232 McKinney Avenue
                           Dallas, Texas 75204

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

12. NON-ASSIGNMENT; SUCCESSORS

Neither party hereto may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including, but not limited to, any successors and assigns of the Company as a result of a change in control of the Company, upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.

13. WITHHOLDING OF TAXES

All payments required to be made by the Company to the Employee under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

14. WAIVER OF BREACH

Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Employee or of the Company.

15. SEVERABILITY

To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, including, without limitation, Sections 7 and 8 hereof, the specific provision found invalid or unenforceable shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

16. GOVERNING LAW

This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to the choice of law provisions thereof.

17. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18. SEPARATION

The covenants in Section 8 hereof shall survive the termination or expiration of this Agreement for the periods provided therein

19. ATTORNEY'S FEES

If any action at law or in equity, including any action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the nonprevailing party, which fees may be set by the court in the trial of such action, or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

20. HEADINGS

The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

21. COMPLETE AGREEMENT

This Agreement constitutes the entire agreement by the Company and the Employee with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Employee and the Company with respect to the subject matter hereof, including any employment agreements, arrangements or understandings existing or that arose prior to the Effective Date, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Employee and the Company.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 8th day of July, 2002.


                                             COMPANY:

                                             BESTWAY, INC.

                                             By: /s/ R. BROOKS REED
                                                 -------------------------------
                                             Name:  R. Brooks Reed
                                             Title: Chairman and CEO



                                             EMPLOYEE:


                                             /s/ DAVID A. KRAEMER
                                             -----------------------------------
                                             David A. Kraemer

                                    EXHIBIT A

                                 Promissory Note

                                   [ATTACHED]

                                 PROMISSORY NOTE


$1,000,000                                                          July 8, 2002


         For value received, the undersigned, DAVID A. KRAEMER, a resident of the State of Texas (the "MAKER"), hereby promises to pay to the order of Bestway, Inc., a Delaware corporation (the "PAYEE"), the principal sum of ONE MILLION AND NO/100THS dollars ($1,000,000), with interest as specified in this promissory note (this "NOTE").

         This Note is subject to the following additional provisions, terms and conditions:

         1. Interest.

         (a) The Maker agrees to pay interest with respect to any unpaid principal amount of this Note from the date hereof to maturity (whether by acceleration or otherwise) at a rate equal to the lesser of (i) the mid-term "Applicable Federal Rate" in effect on the date hereof, as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time, and (ii) the maximum nonusurious interest rate permitted by applicable law (the "MAXIMUM RATE"). Overdue principal shall bear interest, before and after judgment, for each day that such amounts are overdue at a rate equal to the lesser of (i) 18% per annum, and (ii) the Maximum Rate.

         (b) Interest shall accrue from and including the date hereof. All computations of interest, both before and after maturity, shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         2. Principal. Subject to the terms and conditions of this Note, the entire unpaid principal balance of this Note plus all accrued but unpaid interest thereon shall be due and payable on January 1, 2008 (the "MATURITY DATE"). Notwithstanding the foregoing, if the Maker is an employee of the Payee at 5:00 pm (Dallas, Texas time) on the 31st day of December of each of 2003, 2004, 2005, 2006 and 2007 (collectively, the "FORGIVENESS DATES") or if the Maker's employment with the Payee is terminated without Cause (as defined in that certain Employment Agreement, dated July 8, 2002 (the "EMPLOYMENT AGREEMENT"), between the Maker and the Payee) by the Payee or for Good Reason (as defined in the Employment Agreement) by the Maker, the Payee shall forgive one-fifth of the principal amount of this Note on each Forgiveness Date and all accrued interest thereon (the "ANNUAL FORGIVEN AMOUNT"); provided, however, that if the Maker's employment with the Payee is terminated prior to a Forgiveness Date, the Payee shall forgive the amount of the applicable Annual Forgiven Amount equal to such applicable Annual Forgiven Amount multiplied by the percentage derived by dividing (a) the number of days in the applicable time period prior to the date of such termination by (b) 365 days. If the Maker's employment with the Payee is terminated with Cause by the Payee or not for Good Reason by the Maker, then the Maker shall repay the unpaid principal amount of this Note as of the date of such termination and any accrued interest thereon within thirty (30) calendar days of the date of such termination. All principal payments shall be accompanied by accrued interest and fees, if any, on the principal amount being repaid to the date of payment. The Maker may at any time and from time to time prepay all or any part of the unpaid principal balance of this Note without premium or penalty, but prepayments of less than all of the unpaid principal balance of this Note shall be in the minimum amount of $1,000 and in integral multiples thereof.

         3. Payments. All payments under this Note shall be made without defense, setoff or counterclaim to the Payee not later than 12:00 noon (Dallas, Texas time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at such place as from time to time may be designated by the Payee. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a business day, the due date thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. Each payment received by the Payee shall be applied first to late charges and collection expenses, if any, then to the payment of accrued but unpaid interest due hereunder, and then to the reduction of the unpaid principal balance hereof.

         4. Recordkeeping. The Payee shall, and is hereby authorized by the Maker to, record in the Payee's internal records an appropriate notation evidencing the date and amount of each payment and prepayment of principal, and each payment of interest; provided, however, that the failure of the Payee to make such a notation or any error in such a notation shall not affect the obligation of the Maker to repay this Note in accordance with the terms hereof.

         5. Remedies. On the Maturity Date, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall automatically and immediately become due and payable, and thereafter the Payee may proceed to enforce payment of the same and to exercise any and all of the rights and remedies afforded herein as well as all other rights and remedies possessed by the Payee by law or otherwise.

         6. No Waiver by the Payee. No failure or delay on the part of the Payee in exercising any right, power or privilege hereunder and no course of dealing between the Maker and the Payee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         7. Waivers. Except as otherwise expressly provided for herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive notice of acceptance of this Note, notice of extension of credit, demand, presentment, notice of presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice and protest, and agree to one or more renewals or extensions for any period or periods of time, partial payments and releases or substitutions of security, in whole or in part, with or without notice, before or after maturity. If this Note shall be collected by legal proceedings or through a bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

         8. Limitations on Interest. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Payee exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Payee shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Maker to the Payee, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of the Maker to the Payee, under any specific contingency, exceeds the highest lawful rate, the Maker and the Payee shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Maker and the Payee.

         9. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         10. Integration. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF THE MAKER AND THE PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  EXECUTED as of the date first written above.




                                                     ---------------------------
                                                     David A. Kraemer

                                    EXHIBIT B

                        Incentive Stock Option Agreement

                                   [ATTACHED]

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made this 8th day of July, 2002, between Bestway, Inc., a Delaware corporation (the "Company"), and David A. Kraemer, an employee of the Company or one or more of its Subsidiaries (the "Employee"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Bestway, Inc. Incentive Stock Option Plan, as amended from time to time (the "Plan").

                                    RECITALS

         WHEREAS, the Company desires to carry out the purposes of the Plan by affording Employee the opportunity to purchase shares of Common Stock;

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Employee the right and option (the "Option") to purchase an aggregate of 100,000 shares (the "Shares") of Common Stock, such Shares being subject to adjustment as provided in Paragraph 7 hereof, on the terms and conditions herein set forth. The Option is intended to constitute an incentive stock option pursuant to Section 422 of the Code, and subject to the terms of the Plan and applicable law, this Agreement shall be construed so that the Option shall qualify as an incentive stock option.

         2. Purchase Price. The purchase price of the Shares shall be $4.00 per Share, which is the Fair Market Value of a Share on the date first set forth above (the "Date of Grant").

         3. Exercise of Option. Unless expired as provided in Paragraph 5 below, this Option may be exercised from time to time after the date first set forth above (the "Date of Grant") to the extent of Shares that have vested in accordance with the vesting schedule set forth below. Employee's right to exercise the Option accrues only in accordance with the following vesting schedule and, except as otherwise provided herein, only to the extent that the Employee remains in the continuous employ or service of the Company or a Subsidiary.

                                Number of Shares that are Vested On and After
         Vesting Date         the Vesting Date and Before the Next Vesting Date
         ------------         -------------------------------------------------

       December 31, 2002                            15,455
          July 1, 2003                              30,910
        January 1, 2004                             46,365
          July 1, 2004                              61,820
        January 1, 2005                             77,275

                                Number of Shares that are Vested On and After
         Vesting Date         the Vesting Date and Before the Next Vesting Date
         ------------         -------------------------------------------------
          July 1, 2005                              92,730
        January 1, 2006                            100,000

         4. Manner of Exercise, Payment of Purchase Price.

                  (a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Option and specify the number of Shares to be purchased. Such notice of exercise shall be signed by Employee and shall be irrevocable when given.

                  (b) The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased. The purchase price may be paid in cash or certified funds, by cashless exercise (deducting from the number of Shares to be delivered upon exercise of the Option the number of Shares having a Fair Market Value equal to the purchase price of the Shares purchased upon exercise of the Option), by the surrender (or deemed surrender) of stock certificates representing Common Stock or of other securities of the Company or a Subsidiary already owned by Employee having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares, or by a combination of any of the methods described above. In the event Employee wishes to pay all or any portion of the purchase price by any of the above methods, Employee shall, not less than fourteen (14) days prior to the date of exercise, give written notice to the Secretary of the Company requesting approval of such payment method, setting forth the particulars of the proposed payment method. The Committee shall approve, disapprove or modify (to the extent consistent with the above options) the proposed payment method within fourteen (14) days of its receipt of the request.

                  (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 10, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Employee and, if Employee shall so request in the notice exercising the Option, the Shares shall be registered in the name of Employee and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         5. Expiration of Option. The Option shall expire and become null and void upon the first to occur of the following: (a) the expiration of three (3) months after Employee ceases to be employed by the Company or any of its Subsidiaries for any reason other than termination due to death or total and permanent disability; (b) a period of six (6) months shall have elapsed since Employee's death or total and permanent disability; or (c) a period of ten (10) years shall have elapsed since the Date of Grant.

         6. Acceleration of Exercise Dates. Notwithstanding the provisions of Paragraph 3 hereof:

                  (a) If the Company terminates the Employee's employment with the Company without cause or the Employee terminates such employment for good reason, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of Shares covered hereby;

                  (b) Upon Employee's death or total disability, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of Shares covered hereby;

                  (c) If the Company terminates the Employee's employment with the Company with cause or the Employee terminates such employment not for good reason, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the number of Shares vested as of the date of such termination;

                  (d) Upon Employee's retirement from service with the Company and its Subsidiaries on or after the attainment of age 65, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of shares covered hereby; and

                  (e) Upon a Change in Control (as defined below), this Option may be immediately exercised for the entire number of Shares covered hereby. For purposes of this Agreement, "Change in Control" shall mean a transaction in which (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (collectively, a "Group of Persons") other than a person, entity or Group of Persons at least fifty percent (50%) of the combined voting power of which is held by persons who, as of July 8, 2002, were holders of Common Stock or rights to acquire Common Stock, (b) the Company is merged or consolidated with or into another corporation and the Company is not the surviving entity, or (c) the Company is liquidated or dissolved or the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company, in each case unless all or substantially all of the assets of the Company, after giving effect to such liquidation or dissolution, will be owned by a corporation, at least fifty percent (50%) of the combined voting power of the outstanding securities of which ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors will be held by the existing holders of Common Stock immediately prior thereto.

         7. Adjustments of Shares Subject to Option. The Shares subject to the Option shall be adjusted from time to time as set forth in Section 8 of the Plan. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

         8. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason or no reason whatsoever.

         9. Rights as Stockholder. This Option shall not entitle Employee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in the Employee's name upon the stock records of the Company.

         10. Registration Statement. The Company shall use its best efforts to ensure that a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the number of Shares subject to this Option has been filed and declared effective on or before January 1, 2003.

         11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (c) the determination by the Committee that Employee has tendered to the Company any federal, state or local tax owed by Employee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act of 1933, as amended, the Company may upon Employee's exercise of an Option, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable).

         12. Lapse of Option. This Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

         13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

         14. Governing Instrument and Entire Agreement. This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Employee.

                                        COMPANY:

                                        BESTWAY, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


Accepted and Agreed:

EMPLOYEE:



----------------------------------      Date:
David A. Kraemer                             -----------------------------------

                                    EXHIBIT C

                           Incentive Stock Option Plan

                                   [ATTACHED]

                                  BESTWAY, INC.

                           INCENTIVE STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Bestway, Inc. Incentive Stock Option Plan (hereinafter referred to as the "Plan") is to further the success of Bestway, Inc., a Delaware corporation (the "Company"), and its affiliates by making available Common Stock of the Company for purchase by officers and employees of the Company or its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as shareholders in the success of the Company.

         2. DEFINITIONS. As used in this Plan, the terms set forth below shall have the indicated meanings:

         (a) "BOARD" means the Board of Directors of the Company.

         (b) "CODE" means the Internal Revenue Code of 1986.

         (c) "COMMITTEE" means the Committee administering the Plan described in Paragraph 3 hereof.

         (d) "COMMON STOCK" means the Company's common stock, par value $.01 per share.

         (e) "COMPANY" means Bestway, Inc., a Delaware corporation, and any successor in interest.

         (f) "DATE OF GRANT" means the date on which an Option is granted under a written Option Agreement executed by the Company and a Participant pursuant to the Plan.

         (g) "DISINTERESTED PERSON" means a "disinterested person" as defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision. In general, and subject to Rule 16b-3, a "disinterested person" is a director who, during the one-year period prior to his or her service on the Committee, was not granted a stock option or other equity security of the Company or any of its affiliates, except as expressly permitted under the Rule.

         (h) "EFFECTIVE DATE" means the effective date of this Plan specified in Paragraph 14 hereof.

         (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time.

         (j) "FAIR MARKET VALUE" means, as of a particular date, the last price at which shares of the Common Stock were traded on such date as reported on the over-the-counter exchange or market on which the Common Stock is traded or, if the Common Stock is not traded on such exchange or market, as reported on any other national securities exchange or market on which the Common Stock may be traded, including the New York Stock Exchange, if applicable. If the Common Stock was not traded on such date, the nearest preceding trading date shall be substituted in the preceding sentence. Notwithstanding the foregoing, however, Fair Market Value shall be determined consistent with Code Section 422(b)(4) or any successor provisions.

         (k) "OPTION" means an option granted pursuant to this Plan that qualifies as an incentive stock option under Section 422 of the Code.

         (l) "OPTION AGREEMENT" means a written agreement between the Company and a Participant pursuant to which Options are granted to a Participant under this Plan.

         (m) "OPTION PRICE" means the price per share of Common Stock, determined under Paragraph 7(a) hereof, for which an Option may be exercised.

         (n) "OPTIONEE" shall mean the person who is entitled to exercise an Option.

         (o) "PARENT" means a parent corporation of the Company as defined in
Section 424(e) of the Code.

         (p) "PARTICIPANTS" means the employees and officers of the Company, its Subsidiaries, and its Parents and those directors of the Company who are also employees of the Company.

         (q) "PLAN" means this Bestway, Inc. Incentive Stock Option Plan.

         (r) "RELINQUISHED OPTIONS" means Options relinquished pursuant to Paragraph 9 hereof.

         (s) "SUBSIDIARY" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         3. ADMINISTRATION OF PLAN. The Board of Directors of the Company shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. OPTIONS AUTHORIZED. The Options granted under this Plan shall be incentive stock options within the meaning of Section 422 of the Code. The Committee shall have the full power and authority, subject to the Code and other applicable law, to grant to an Optionee, in exchange for the surrender and cancellation of an Option, a new Option having a purchase price lower than that provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan. No Options may be granted under the Plan prior to the Effective Date. In addition to any other limitations set forth herein, the aggregate Fair Market Value (determined in accordance with Paragraph 7(a) of the Plan as of the time the Option is granted) of the Common Stock with respect to which Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed $100,000.

         5. COMMON STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock that may be issued upon the exercise of Options shall not exceed 225,000 shares, subject to adjustment under the provisions of Paragraph 8. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option shall again be available for Options to be granted under the Plan, except that shares for which Relinquished Options (or portions thereof) are exercisable shall not again be available for the grant of Options under the Plan.

         6. PARTICIPANTS. Except as hereinafter provided, Options may be granted under the Plan to any Participant. In determining the Participants to whom Options shall be granted and the number of shares to be covered by such Option, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan, in the Committee's discretion.

         7. TERMS AND CONDITIONS OF OPTIONS. The grant of an Option under the Plan shall be evidenced by an Option Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

         (a) OPTION PRICE. The Option Price per share with respect to each Option shall be determined by the Committee, but shall in no instance be less than the Fair Market Value of the shares subject to the Option as of the Date of Grant.

         (b) PERIOD OF OPTION. The expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than 10 years from the Date of Grant.

         (c) VESTING OF SHAREHOLDER RIGHTS. Neither an Optionee nor his successor in interest shall have any of the rights of a shareholder of the Company solely by virtue of the ownership of such Option until the Option is exercised and a certificate or certificates for shares relating to the Option are issued to such Optionee or successor.

         (d) EXERCISE OF OPTION. Each Option shall be exercisable from time to time (but not sooner than six months after the Date of Grant) over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than 25 shares unless the remaining shares that have become so purchasable are less than 25 shares. After the death of the Optionee, an Option may be exercised as provided in Paragraph 16 hereof.

         (e) NONTRANSFERABILITY OF OPTION. No Option shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each Option shall be exercisable, during the Optionee's lifetime, only by him or her or, during periods of legal disability, by his or her legal representative. No Option shall be subject to execution, attachment, or similar process.

         (f) DISQUALIFYING DISPOSITION. The Option Agreement evidencing any Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him or her pursuant to exercise of the Option within the two-year period commencing on the day after the Date of Grant of such Option or within the one-year period commencing on the day after the date of issuance of the share or shares to him or her pursuant to the exercise of such Option, he or she shall, within 10 days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amounts required by law to be withheld.

         (g) LIMITATION ON GRANTS TO CERTAIN SHAREHOLDERS. An Option may be granted to a Participant only if such Participant, at the time the Option is granted, does not own, after application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restriction shall not apply if at the time the Option is granted the Option Price is at least 110% of the Fair Market Value, as of the Date of Grant, of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant.

         (h) CONSISTENCY WITH CODE. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Option Agreements shall not violate the requirements of the Code applicable to the Options authorized hereunder.

         8. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the Option Price and the number of shares covered by outstanding Options if such adjustments are required to prevent any dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, change of control of the Company, issuance of rights, or other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number of shares that may be subject to the future grant of Options if such adjustments are appropriate to reflect any transaction or event described in the preceding sentence.

         9. RELINQUISHMENT of Options.

         (a) The Committee, in granting Options hereunder, shall have discretion to provide that an Optionee, or his or her heirs or other legal representatives (to the extent entitled to exercise the Option under the terms of applicable law and this Plan), in lieu of purchasing the entire number of shares subject to purchase pursuant to such Option, shall have the right to relinquish all or any part of the unexercised portion of the Option (such portion of the Option relinquished being hereinafter referred to as the "Relinquished Option") for a number of whole shares of Common Stock equal to the product of (i) the number of shares of Common Stock subject to the Relinquished Option and (ii) a fraction, the numerator of which is the excess of (A) the current Fair Market Value per share, as of the date of relinquishment, of Common Stock covered by the Relinquished Option over (B) the Option Price of such Relinquished Option, and the denominator of which is the Fair Market Value per share of such Common Stock. No fractional shares of Common Stock will be issued pursuant to the exercise of Relinquished Options. Rather, cash equal to the fractional amount of such share multiplied by the Fair Market Value per share will be paid to the Optionee, subject to any federal income tax withholding and other withholding requirements described in Paragraph 13 hereof that are applicable.

         (b) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of the Code and the Plan, and including such provisions as deemed advisable to permit the exemption from the operation of
Section 16b of the Exchange Act, in whole or in part, of any such transaction involving such relinquishment. Outstanding Option Agreements may be amended, if necessary, to permit such exemption.

         10. RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. 11. USE OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         12. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (a) Rule 16b-3, promulgated under the Exchange Act; (b) the Code or regulatory provisions dealing with incentive stock options pursuant to Code section 422; (c) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (d) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         13. WITHHOLDING. If and to the extent withholding of any amount is required by law, the Committee may, in its sole discretion, (a) require an Optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state, and local withholding requirements prior to the delivery of any certificate for shares pursuant to the exercise of an Option hereunder; (b) grant to an Optionee the right to satisfy, in whole or in part, any such withholding requirements by electing to require that the Company, upon any exercise or relinquishment of the Option, withhold from the shares of Common Stock issuable to the Optionee upon the exercise or relinquishment of the Option that number of full shares of Common Stock having a Fair Market Value as of the date of exercise or relinquishment equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against the Optionee's other wages with the Company.

         14. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date (the "Effective Date") of the last to occur of (a) the adoption of the Plan by the Board; and (b) the approval, within 12 months of such adoption, by a majority (or such other proportion as may be required by state law or the Articles of Incorporation of the Company) of the outstanding voting shares of stock of the Company, voted either in person or by proxy, at a duly held stockholders meeting.

         15. TERMINATION OF EMPLOYMENT. Except as may otherwise be provided in an Option Agreement, in the event of the retirement (with the written consent of the Company), or other termination of the employment of, a Participant to whom an Option has been granted under the Plan, other than (a) a termination that is either (i) for cause (as defined in the applicable Option Agreement) or (ii) voluntary on the part of the employee and without the written consent of the Company; or (b) a termination by reason of death, the employee may exercise his Option at any time within three months after such retirement or other termination of employment (or within one year after termination of employment due to disability within the meaning of Code Section 422(c)(6)), or within such other time as the Committee shall authorize consistent with Code Section 422, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the Option Agreement), but only to the extent of the number of shares for which his Options were exercisable by him at the date of the termination of his employment. Except as may otherwise be provided in an Option Agreement, in the event of the termination of the employment of an employee to whom an Option has been granted under the

Plan that is either (i) for cause (as defined in the applicable Option Agreement) or (ii) voluntary on the part of the employee and without the written consent of the Company, any Option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary, or a Parent. The employment relationship of a Participant shall be treated as continuing intact with an employer for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days or a longer period so long as the Participant's right to reemployment is guaranteed either by statute or by contract. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

         16. DEATH OF HOLDER OF OPTION. In the event a Participant to whom an Option has been granted under the Plan dies during, or within three months after the termination of, his employment by the Company or a Subsidiary or Parent, such Option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Option Agreement) may be exercised (to the extent of the entire number of shares covered by the Option whether or not purchasable by the employee at the date of his death) by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee shall have transferred such Option by will or by the laws of descent and distribution, at any time within a period of 12 months after his death, but not after the exercise termination date set forth in the relevant Option Agreement.

         17. LOANS TO ASSIST IN EXERCISE OF OPTIONS. If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any Option granted under the Plan to carry Common Stock thereby acquired. No such loan to finance the exercise of an Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code. No Optionee shall have any right to receive such a loan.

                              AMENDMENT NUMBER ONE
                                     TO THE
                                  BESTWAY, INC.
                           INCENTIVE STOCK OPTION PLAN


         Bestway, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), previously adopted a stock option plan designated as the Bestway, Inc. Incentive Stock Option Plan (the "Plan"), originally approved by the Company's stockholders on May 31, 1995. The Company reserved the right to amend the Plan under Paragraph 12 thereof. Accordingly, the Company hereby amends the Plan as follows, effective as of December 4, 2000:

         1. Paragraph 2(g) of the Plan is hereby amended and restated in its entirety to read as follows:

                  "(g) "Non-Employee Director" means a member of the Board who is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3) and who is also an "outside director" within the meaning of Section 162(m) of the Code."

         2. Paragraph 3 of the Plan is hereby amended and restated to read as follows:

                  "3. ADMINISTRATION OF PLAN. The Board of Directors of the Company shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Non-Employee Directors shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons."

         3. Paragraph 4 of the Plan is hereby amended to add the following sentence at the end thereof:

                  "Subject to adjustment under the provisions of Paragraph 8, no Participant shall be eligible to be granted options covering more than 100,000 shares of the Company's Common Stock during any calendar year, in accordance with Section 162(m) of the Code."

         4. The first paragraph in Paragraph 5 of the Plan is hereby amended and restated to read as follows:

                  "The aggregate number of shares of the Company's Common Stock that may issued upon the exercise of options shall not exceed 285,000 shares, subject to adjustment under the provisions of Paragraph 8."

         5. Paragraph 12 of the Plan is hereby amended and restated in its entirety to read as follows:

                  "12. AMENDMENT, SUSPENSION, AND THE TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (a) the Code or regulatory provisions dealing with incentive stock options pursuant to Code section 422; (b) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (c) any other applicable rule or law. Unless sooner terminated hereunder the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan."

         IN WITNESS WHEREOF, the Company has caused these presents to be duly executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 4th day of December, 2000.

                                            BESTWAY, INC.


                                            By: /s/ R. BROOKS REED
                                                --------------------------------
                                            Name:  R. Brooks Reed
                                            Title: Chief Executive Officer

                                    EXHIBIT D

               Incentive Stock Option Agreement-Secondary Options

                                   [ATTACHED]

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made this 1st day of January, 2003, between Bestway, Inc., a Delaware corporation (the "Company"), and David A. Kraemer, an employee of the Company or one or more of its Subsidiaries (the "Employee"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Bestway, Inc. Incentive Stock Option Plan, as amended from time to time (the "Plan").

                                    RECITALS

         WHEREAS, the Company desires to carry out the purposes of the Plan by affording Employee the opportunity to purchase shares of Common Stock;

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Employee the right and option (the "Option") to purchase an aggregate of 70,005 shares (the "Shares") of Common Stock, such Shares being subject to adjustment as provided in Paragraph 7 hereof, on the terms and conditions herein set forth. The Option is intended to constitute an incentive stock option pursuant to Section 422 of the Code, and subject to the terms of the Plan and applicable law, this Agreement shall be construed so that the Option shall qualify as an incentive stock option.

         2. Purchase Price. The purchase price of the Shares shall be $____ per Share, which is the Fair Market Value of a Share on the date first set forth above (the "Date of Grant").

         3. Exercise of Option. Unless expired as provided in Paragraph 5 below, this Option may be exercised from time to time after the date first set forth above (the "Date of Grant") to the extent of Shares that have vested in accordance with the vesting schedule set forth below. Employee's right to exercise the Option accrues only in accordance with the following vesting schedule and, except as otherwise provided herein, only to the extent that the Employee remains in the continuous employ or service of the Company or a Subsidiary.

                                 Number of Shares that are Vested On and After
        Vesting Date           the Vesting Date and Before the Next Vesting Date
        ------------           -------------------------------------------------

      January 1, 2006                                8,185
        July 1, 2006                                23,640
      January 1, 2007                               39,095
        July 1, 2007                                54,550
      January 1, 2008                               70,005

         4. Manner of Exercise, Payment of Purchase Price.

                  (a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Option and specify the number of Shares to be purchased. Such notice of exercise shall be signed by Employee and shall be irrevocable when given.

                  (b) The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased. The purchase price may be paid in cash or certified funds, by cashless exercise (deducting from the number of Shares to be delivered upon exercise of the Option the number of Shares having a Fair Market Value equal to the purchase price of the Shares purchased upon exercise of the Option), by the surrender (or deemed surrender) of stock certificates representing Common Stock or of other securities of the Company or a Subsidiary already owned by Employee having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares, or by a combination of any of the methods described above. In the event Employee wishes to pay all or any portion of the purchase price by any of the above methods, Employee shall, not less than fourteen (14) days prior to the date of exercise, give written notice to the Secretary of the Company requesting approval of such payment method, setting forth the particulars of the proposed payment method. The Committee shall approve, disapprove or modify (to the extent consistent with the above options) the proposed payment method within fourteen (14) days of its receipt of the request.

                  (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 10, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Employee and, if Employee shall so request in the notice exercising the Option, the Shares shall be registered in the name of Employee and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         5. Expiration of Option. The Option shall expire and become null and void upon the first to occur of the following: (a) the expiration of three (3) months after Employee ceases to be employed by the Company or any of its Subsidiaries for any reason other than termination due to death or total and permanent disability; (b) a period of six (6) months shall have elapsed since Employee's death or total and permanent disability; or (c) a period of ten (10) years shall have elapsed since the Date of Grant.

         6. Acceleration of Exercise Dates. Notwithstanding the provisions of Paragraph 3 hereof:

                  (a) If the Company terminates the Employee's employment with the Company without cause or the Employee terminates such employment for good reason, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of Shares covered hereby;

                  (b) Upon Employee's death or total disability, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of Shares covered hereby;

                  (c) If the Company terminates the Employee's employment with the Company with cause or the Employee terminates such employment not for good reason, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the number of Shares vested as of the date of such termination;

                  (d) Upon Employee's retirement from service with the Company and its Subsidiaries on or after the attainment of age 65, this Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of shares covered hereby; and

                  (e) Upon a Change in Control (as defined below), this Option may be immediately exercised for the entire number of Shares covered hereby. For purposes of this Agreement, "Change in Control" shall mean a transaction in which (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (collectively, a "Group of Persons") other than a person, entity or Group of Persons at least fifty percent (50%) of the combined voting power of which is held by persons who, as of July 8, 2002, were holders of Common Stock or rights to acquire Common Stock, (b) the Company is merged or consolidated with or into another corporation and the Company is not the surviving entity, or (c) the Company is liquidated or dissolved or the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company, in each case unless all or substantially all of the assets of the Company, after giving effect to such liquidation or dissolution, will be owned by a corporation, at least fifty percent (50%) of the combined voting power of the outstanding securities of which ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors will be held by the existing holders of Common Stock immediately prior thereto.

         7. Adjustments of Shares Subject to Option. The Shares subject to the Option shall be adjusted from time to time as set forth in Section 8 of the Plan. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

         8. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason or no reason whatsoever.

         9. Rights as Stockholder. This Option shall not entitle Employee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any

Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in the Employee's name upon the stock records of the Company.

         10. Registration Statement. The Company shall use its best efforts to ensure that a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the number of Shares subject to this Option has been filed and declared effective as of the date hereof.

         11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (c) the determination by the Committee that Employee has tendered to the Company any federal, state or local tax owed by Employee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act of 1933, as amended, the Company may upon Employee's exercise of an Option, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable).

         12. Lapse of Option. This Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

         13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

         14. Governing Instrument and Entire Agreement. This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Employee.

                                           COMPANY:

                                           BESTWAY, INC.



                                           By:
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


Accepted and Agreed:

EMPLOYEE:



-----------------------------------        Date:
David A. Kraemer                                ------------------------------